Exhibit 99.1

August 12, 2002

Mr. Jonathan G. Katz, Secretary
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE: Statement Under Oath of Principal Executive Officer Regarding Facts and
Circumstances Relating to Exchange Act Filings

I, Ralph R. Peterson, Principal Executive Officer of CH2M HILL Companies, Ltd. state and attest that:

     (1) To the best of my knowledge, based upon a review of the Covered Reports (as defined below) of CH2M HILL Companies, Ltd., and, except as corrected or supplemented in a subsequent covered report:

-   no Covered Report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

-   no Covered Report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

     (2) I have reviewed the contents of this statement with the audit committee of CH2M HILL Companies, Ltd.

     (3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "Covered Report":

-   2001 Form 10-K of CH2M HILL Companies, Ltd.

-   all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of CH2M HILL Companies, Ltd. filed with the Commission subsequent to the filing of the Form 10-K identified above; and

-   any amendments to any of the foregoing.

/s/Ralph R. Peterson
___________________________                 Subscribed and sworn to before
Ralph R. Peterson                                       me this 12th day of August, 2002
Principal Executive Officer
CH2M HILL Companies, Ltd.

          August 12, 2002                                  /s/Cheryl L. Jett
Date:_________________________            ___________________________
                                                                      Notary Public
                                                                      My Commission expires: 3/07/06